SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008 (May 16, 2008)

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 16, 2008, two amendments were entered into relating to the Credit Agreement dated as of May 11, 2006, among Great Plains Energy Incorporated, Bank of America, N.A., JPMorgan Chase Bank, N.A., BNP Paribas, The Bank of Tokyo-Mitsubishi UFJ, Limited, Chicago Branch, Wachovia Bank N.A., The Bank of New York, Keybank National Association, The Bank of Nova Scotia, UMB Bank, N.A., and Commerce Bank, N.A.  (the “Credit Agreement”).  The Credit Agreement provides for a revolving credit facility of up to $600 million, and was filed as Exhibit 10.1.b to Form 10-Q for the quarter ended June 30, 2006.  The First Amendment to Credit Agreement (the “First Amendment”) will be effective as of the closing of the acquisition of Aquila, Inc. by Great Plains Energy, and permits certain liens and dividend restrictions under various existing Aquila financing arrangements to continue after the acquisition.  The Second Amendment to Credit Agreement (the “Second Amendment”) permits the anticipated sale of Strategic Energy, L.L.C. (“Strategic Energy”) to Direct Energy Services, LLC (“Direct Energy”) pursuant to the Purchase Agreement dated as of April 1, 2008, among Great Plains Energy, Custom Energy, and Direct Energy (the "Purchase Agreement"), a copy of which was attached as Exhibit 10.1 to Great Plains Energy’s Current Report on Form 8-K filed April 2, 2008.

The foregoing is a summary of the material provisions of the amendments. This summary is not intended to be complete and is qualified in its entirety by reference to such amendments, which are incorporated by reference and are attached as Exhibits 10.1 and 10.2.

An affiliate of The Bank of New York is trustee under certain indentures with Great Plains Energy and a subsidiary.  UMB Bank, N.A., is a trustee under an indenture with a Great Plains Energy subsidiary.  In addition, the lenders and certain of their affiliates engage in transactions with, and perform services for, Great Plains Energy and its affiliates in the ordinary course of business and have engaged, and may in the future engage, in commercial banking and investment banking transactions with Great Plains Energy and its affiliates.

Item 1.02	Termination of a Material Definitive Agreement

Under the terms of the Purchase Agreement, Strategic Energy is required to satisfy and discharge, on or before the closing of the transaction, the $50,000,000 Revolving Credit Facility Credit Agreement dated as of October 3, 2007 by and among Strategic Energy, L.L.C., Fifth Third Bank, The Huntington National Bank, and PNC Bank, National Association, as Administrative Agent (the “Credit Agreement”).  A copy of the Credit Agreement was attached as Exhibit 10.1.1 to Great Plains Energy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.  On May 20, 2008, pursuant to the provisions of the Credit Agreement, Strategic Energy provided notice of complete termination of the lenders’ commitments effective as of May 25, 2008.  No material early termination penalties were incurred.  As of May 20, 2008, there were no outstanding borrowings or letters of credit under the Credit Agreement.

PNC Bank and Fifth Third Bank are parties to a Receivables Purchase Agreement dated as of October 3, 2007, with Strategic Energy, Strategic Receivables, LLC and Market Street Funding LLC (an affiliate of PNC Bank), a copy of which was attached as Exhibit 10.1.2 to Great Plains Energy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.  Under this agreement, purchases of accounts receivable and issuances of letters of credit may be made, not exceeding an aggregate of $175 million at any one time.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 20, 2008, Shahid Malik, President and Chief Executive Officer of Strategic Energy, Executive Vice President of Great Plains Energy and a named executive officer of Great Plains Energy, provided notice of his decision to resign from his position as Executive Vice President of Great Plains Energy, conditioned and effective upon the closing of the anticipated sale of Strategic Energy to Direct Energy.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit No.

10.1
First Amendment to Credit Agreement dated as of May 16, 2008, among Great Plains Energy Incorporated, Bank of America, N.A., JPMorgan Chase Bank, N.A., BNP Paribas, The Bank of Tokyo-Mitsubishi UFJ, Limited, Chicago Branch, Wachovia Bank N.A., The Bank of New York, Keybank National Association, The Bank of Nova Scotia, UMB Bank, N.A., and Commerce Bank, N.A.

10.2
Second Amendment to Credit Agreement dated as of May 16, 2008, among Great Plains Energy Incorporated, Bank of America, N.A., JPMorgan Chase Bank, N.A., BNP Paribas, The Bank of Tokyo-Mitsubishi UFJ, Limited, Chicago Branch, Wachovia Bank N.A., The Bank of New York, Keybank National Association, The Bank of Nova Scotia, UMB Bank, N.A., and Commerce Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Lori A. Wright
Lori A. Wright
Controller

Date: May 22, 2008